Exhibit No. 13(c)

                             AGREEMENT OF AMENDMENT
                             ----------------------

                                                    Dated as of October 13, 1999

      Reference is made to that certain Revolving Credit and Security Agreement dated as of October 23, 1998 (the "Credit Agreement") among Managed High Yield Plus Fund Inc. (the "Borrower"), Corporate Receivables Corporation, Citibank, N.A. (the "Secondary Lender") and Citicorp North America, Inc., as agent (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

      The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "October 22, 1999" set forth therein with the date "October 20, 2000".

      This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,             CITIBANK, N.A.
as Agent                                  as Secondary Lender

By: /s/ Marc B. Adelman                   By: /s/ Marc B. Adelman
    -----------------------------             -----------------------
    Name:  MARC B. ADELMAN                    Name:  MARC B. ADELMAN
    Title: VICE PRESIDENT                     Title: VICE PRESIDENT


CORPORATE RECEIVABLES CORPORATION         MANAGED HIGH YIELD PLUS FUND INC.,
By: Citicorp North America, Inc.,         as Borrower
    its Managing Agent

By: /s/ Marc B. Adelman                   By: /s/ Paul Schubert
    -----------------------------             ---------------------
    Name: MARC B. ADELMAN                     Name:  PAUL SCHUBERT
    Title: Vice President                     Title: Vice President & Treasurer